Exhibit 99.1

Dated: April 2, 2018

OAKTREE VALUE EQUITY HOLDINGS, L.P.

By:	Oaktree Value Equity Fund GP, L.P.
Its:	General Partner

By:	Oaktree Value Equity Fund GP, Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Brian Price
Name:	Brian Price
Title:	Vice President

OAKTREE VALUE EQUITY FUND GP, L.P.

By:	Oaktree Value Equity Fund GP, Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Brian Price
Name:	Brian Price
Title:	Vice President

OAKTREE VALUE EQUITY FUND GP LTD.

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Brian Price
Name:	Brian Price
Title:	Vice President

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Brian Price
Name:	Brian Price
Title:	Vice President

OAKTREE HOLDINGS, INC.

By:	/s/ Brian Price
Name:	Brian Price
Title:	Vice President

OAKTREE FUND GP I, L.P.

By:	/s/ Brian Price
Name:	Brian Price
Title:	Authorized Signatory

OAKTREE CAPITAL I, L.P.

By:	/s/ Brian Price
Name:	Brian Price
Title:	Vice President

OCM HOLDINGS I, LLC

By:	/s/ Brian Price
Name:	Brian Price
Title:	Vice President

OAKTREE HOLDINGS, LLC

By:	/s/ Brian Price
Name:	Brian Price
Title:	Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Brian Price
Name:	Brian Price
Title:	Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Brian Price
Name:	Brian Price
Title:	Vice President